                                                                EXHIBIT (d)(iii)



                               AMENDED SCHEDULE A
             TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
                                     BETWEEN
       SCHWAB CAPITAL TRUST AND CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.


Fund                                                                        Effective Date
----                                                                        --------------
Schwab International Index Fund - Investor Shares                           July 21, 1993

Schwab International Index Fund - Select Shares                             April 30, 1997

Schwab Small-Cap Index Fund - Investor Shares                               October 14, 1993

Schwab Small-Cap Index Fund - Select Shares                                 April 30, 1997

Schwab MarketTrack Growth Portfolio (formerly known as Schwab Asset         September 25, 1995
Director-High Growth Fund)

Schwab MarketTrack Balanced Portfolio (formerly known as Schwab Asset       September 25, 1995
Director-Balanced Growth Fund)

Schwab MarketTrack Conservative Portfolio (formerly known as Schwab Asset   September 25, 1995
Director-Conservative Growth Fund)

Schwab S&P 500 Fund - e.Shares                                              February 28, 1996

Schwab S&P 500 Fund - Investor Shares                                       February 28, 1996

Schwab S&P 500 Fund - Select Shares                                         April 30, 1997

Schwab Analytics Fund                                                       May 21, 1996

Schwab MarketManager International Portfolio (formerly known as Schwab      September 2, 1996
OneSource Portfolios-International)

Schwab MarketManager Growth Portfolio (formerly known as Schwab OneSource   October 13, 1996
Portfolios-Growth Allocation)

Schwab MarketManager Balanced Portfolio (formerly known as Schwab           October 13, 1996
OneSource Portfolios-Balanced Allocation)

Schwab MarketManager Small Cap Portfolio (formerly known as Schwab          August 3, 1997
OneSource Portfolios-Small Company)

Schwab Market Track All Equity Portfolio (formerly known as Schwab Asset    April 16, 1998
Director-Aggressive Growth Fund)

Institutional Select S&P 500 Fund                                           October 28, 1998

Institutional Select Large Cap-Value Index Fund                             October 28, 1998

Institutional Select Small-Cap Value Index Fund                             October 28, 1998

Schwab Total Stock Market Index Fund - Investor Shares                      April 15, 1999

Schwab Total Stock Market Index Fund - Select Shares                        April 15, 1999

Communications Focus Fund                                                   May 15, 2000

Financial Services Focus Fund                                               May 15, 2000

Health Care Focus Fund                                                      May 15, 2000

Technology Focus Fund                                                       May 15, 2000



                                          SCHWAB CAPITAL TRUST

                                          By:     /s/ JEREMIAH H. CHAFKIN
                                                  ----------------------------
                                          Name:   Jeremiah H. Chafkin
                                          Title:  Executive Vice President and
                                                  Chief Operating Officer

                                          CHARLES SCHWAB INVESTMENT
                                          MANAGEMENT, INC.

                                          By:     /s/ STEPHEN B. WARD
                                                  ----------------------------
                                          Name:   Stephen B. Ward
                                          Title:  Senior Vice President and
                                                  Chief Investment Officer

                                   SCHEDULE B
             TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
                                     BETWEEN
       SCHWAB CAPITAL TRUST AND CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.



                              ADVISORY FEE SCHEDULE
    THE FEES LISTED BELOW ARE FOR SERVICES PROVIDED UNDER THIS AGREEMENT AND
              ARE TO BE ACCRUED DAILY AND PAID MONTHLY IN ARREARS:


Fund                                Fee
----                                ---
Schwab International Index Fund     Seventy one-hundredths of one percent
                                    (0.70%) of the Fund's average daily net
                                    assets not in excess of $300,000,000 and sixty one-hundredths of one percent (0.60%)
                                    of such assets over $300,000,000

Schwab Small-Cap Index Fund         Fifty one-hundredths of one percent (0.50%)
                                    of the Fund's average daily net assets not in excess of $300,000,000 and forty-five one-hundredths of one percent (0.45%) of such assets over $300,000,000

Schwab MarketTrack Growth           Fifty four-one-hundredths of one percent
Portfolio (formerly known as        (0.54%) of the Fund's average daily net
Schwab Asset Director-High          assets not in excess of $500 million, and
Growth Fund)                        forty nine-one hundredths of one percent
                                    (0.49%) of such net assets over $500 million

Schwab MarketTrack Balanced         Fifty four-one-hundredths of one percent
Portfolio (formerly known as        (0.54%) of the Fund's average daily net
Schwab Asset Director-Balanced      assets not in excess of $500 million, and
Growth Fund)                        forty nine-one-hundredths of one percent
                                    (0.49%) of such net assets over $500 million

Schwab MarketTrack Conservative     Fifty four-one-hundredths of one percent
Portfolio (formerly known as        (0.54%) of the Fund's average daily net
Schwab Asset Director-Conservative  assets not in excess of $500 million, and
Growth Fund)                        forty nine-one-hundredths of one percent
                                    (0.49%) of such net assets over $500 million

Schwab S&P 500 Fund                 Thirty-six one-hundredths of one percent
                                    (0.36%) of the Fund's average daily net
                                    assets not in excess of $1 billion;
                                    thirty-three one hundredths of one percent
                                    (0.33%) of such net assets over $1 billion, but not more than $2 billion; and thirty-one one hundredths of one percent (0.31%) of such net assets over $2 billion.

Fund                                Fee
----                                ---
Schwab Analytics Fund               Fifty four-one-hundredths of one percent
                                    (0.54%) of the Fund's average daily net
                                    assets not in excess of $500 million, and forty nine-one-hundredths of one percent
                                    (0.49%) of such net assets over $500 million

Schwab MarketManager                Fifty four-one-hundredths of one percent
International Portfolio             (0.54%) of the Fund's average daily net
(formerly known as Schwab           assets not in excess of $500 million, and
OneSource Portfolios-               forty nine-one-hundredths of one percent
International)                      (0.49%) of such net assets over $500 million

Schwab MarketManager Growth         Fifty four-one-hundredths of one percent
Portfolio (formerly known as        (0.54%) of the Fund's average daily net
Schwab OneSource Portfolios-        assets not in excess of $500 million, and
Growth Allocation)                  forty nine-one-hundredths of one percent
                                    (0.49%) of such net assets over $500 million

Schwab MarketManager Balanced       Fifty four one-hundredths of one percent
Portfolio (formerly known as        (0.54%) of the Fund's average daily net
Schwab OneSource Portfolios-        assets not in excess of $500 million, and
Balanced Allocation)                forty nine-one-hundredths of one percent
                                    (0.49%) of such net assets over $500 million

Schwab MarketManager Small          Fifty four one-hundredths of one percent
Cap Portfolio (formerly known       (0.54%) of the Fund's average daily net
as Schwab OneSource Portfolios      assets not in excess of $500 million, and
-Small Company)                     forty nine-one-hundredths of one percent
                                    (0.49%) of such net assets over $500 million

Schwab Market Track All Equity      Fifty four-one-hundredths of one percent
Portfolio (formerly known as        (0.54%) of the Fund's average daily net
Schwab Asset Director-Aggressive    assets not in excess of $500 million, and
Growth Fund)                        forty nine-one-hundredths of one percent
                                    (0.49%) of such net assets over $500 million

Institutional Select S&P 500 Fund   Twenty one hundredths of one percent (0.20%)
                                    of the Fund's average daily net assets not in excess of $1 billion; and eighteen one hundredths of one percent (0.18%) of such net assets over $1 billion.

Institutional Select Large-Cap      Twenty one hundredths of one percent (0.20%)
Value Index Fund                    of the Fund's average daily net assets not
                                    in excess of $1 billion; and eighteen one hundredths of one percent (0.18%) of such net assets over $1 billion.

Institutional Select Small-Cap      Twenty-five one hundredths of one percent
Value Index Fund                    (0.25%) of the Fund's average daily net
                                    assets not in excess of $1 billion; and
                                    twenty-three one hundredths of one percent
                                    (0.23%) of such net assets over $1 billion.

Fund                                Fee
----                                ---
Schwab Total Stock Market Index     Thirty one hundredths of one percent (0.30%)
Fund                                of the Fund's average daily net assets not
                                    in excess of $500 million; and twenty-two one hundredths of one percent (0.22%) of such net assets over $500 million.

Communications Focus Fund           Fifty four-one-hundredths of one percent
                                    (0.54%) of the Fund's average daily net
                                    assets

Financial Services Focus Fund       Fifty four-one-hundredths of one percent
                                    (0.54%) of the Fund's average daily net
                                    assets

Health Care Focus Fund              Fifty four-one-hundredths of one percent
                                    (0.54%) of the Fund's average daily net
                                    assets Technology Focus Fund Fifty
                                    four-one-hundredths of one percent (0.54%) of the Fund's average daily net assets

                                SCHWAB CAPITAL TRUST

                                By:     /s/ JEREMIAH H. CHAFKIN
                                        -------------------------------------
                                Name:   Jeremiah H. Chafkin
                                Title:  Executive Vice President and
                                        Chief Operating Officer

                                CHARLES SCHWAB INVESTMENT
                                MANAGEMENT, INC.

                                By:     /s/ STEPHEN B. WARD
                                        -------------------------------------
                                Name:   Stephen B. Ward

                                Title:  Senior Vice President and
                                        Chief Investment Officer